UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                           Other Events.

On June 9, 2011, Joseph E. Dondanville, Chief Financial Officer of RLI Corp. (“RLI”), entered into a Rule 10b5-1 Sales Plan (“Plan”) for the period between August 9, 2011 and August 9, 2012.  Under the Plan, so long as RLI’s common stock meets certain threshold prices, Mr. Dondanville could sell up to 25,000 shares of common stock.  Mr. Dondanville entered into the Plan in order to allow him to sell a portion of his RLI stock as part of his long-term strategy for individual asset diversification and liquidity.

The Plan is intended to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934 and RLI’s insider trading policy.  Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell specified amounts of company stock.

All stock sales under the Plan will be disclosed in accordance with applicable rules of the Securities and Exchange Commission.  Except as may be required by law, RLI does not undertake any obligation to report any modifications or terminations of any such plans, nor report any Rule 10b5-1 sales plans that may be adopted by other officers or employees of RLI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: June 14, 2011	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel